UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2011

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)      (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Five Star Quality Care, Inc. and its consolidated subsidiaries, unless otherwise noted, and “SNH” refers to Senior Housing Properties Trust and its subsidiaries.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Report on Form 8-K dated May 13, 2011, or the May 13th Current Report, we agreed to purchase the majority of the assets of six senior living communities located in Indiana, or the Indiana Communities, pursuant to a series of purchase and sale agreements dated March 18, 2011, as amended.  The agreements to purchase the majority of the assets of the Indiana Communities, including the parties to the transaction, are more fully described in the May 13th Current Report.  In June 2011, we completed our acquisitions of the majority of the assets of two of the Indiana Communities containing 197 living units for an aggregate purchase price, excluding closing costs, of $40.4 million and funded the acquisitions with proceeds of a bridge loan, or the Bridge Loan, from SNH and the assumption of net working capital liabilities of those two Indiana Communities.  The Bridge Loan also is more fully described in the May 13th Current Report and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, or our Quarterly Report.  In July 2011, we completed our acquisition of the majority of the assets of an additional Indiana Community containing 151 living units for a purchase price, excluding closing costs, of $30.4 million and funded the acquisition with a portion of the proceeds of a public offering of our common stock which we completed in June 2011, or the Public Offering, by borrowing an additional $15.0 million under the Bridge Loan and by assuming net working capital liabilities of that Indiana Community.

On September 29, 2011, we completed our acquisitions of the majority of the assets of the remaining three Indiana Communities containing 390 living units for an aggregate purchase price, excluding closing costs, of $52.0 million.  We funded these acquisitions with $24.0 million of borrowings under the Bridge Loan, by assuming approximately $19.3 million of mortgage notes secured by these three Indiana Communities, by assuming net working capital liabilities of those three Indiana Communities and with cash on hand, including a portion of the proceeds of the Public Offering.  The mortgage notes we assumed contain standard mortgage covenants of the Federal Home Loan Mortgage Corporation.  The weighted average interest rate on the mortgage notes is 7.08%.  Payments of principal and interest are due monthly until maturities at varying dates ranging from February 2025 to September 2032.

Information Regarding Certain Relationships

SNH is our former parent company and our largest landlord, and we manage senior living communities for SNH.  SNH is our largest stockholder and, as of the date of this report, SNH owned approximately 8.9% of our outstanding common stock.  We also have numerous other continuing relationships with SNH.

Reit Management & Research LLC, or RMR, provides management services to both us and SNH.  One of our Managing Directors, Barry M. Portnoy, is Chairman and majority owner of RMR and serves as managing trustee of SNH.  Our other Managing Director, Gerard M. Martin, is a director of RMR.  Our President and Chief Executive Officer, our Treasurer and Chief Financial Officer and our Vice President, General Counsel and Secretary are officers of RMR.  Mr. Portnoy’s son, Adam D. Portnoy, is an owner, President, Chief Executive Officer and a director of RMR and serves as a managing trustee of SNH.  SNH’s president and chief operating officer is a director of RMR.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including SNH.  All of our Directors, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC.  In 2010, AIC designed a

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combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.  That program was modified and extended in 2011.

For more information about these and other relationships among us, our Directors, our executive officers, SNH, RMR, AIC, other companies to which RMR provides management services, and others affiliated with or related to them and about the risks which may arise as a result of those and other related person transactions and relationships, please see our Annual Report on Form 10-K for the year ended December 31, 2010, or our Annual Report, our Proxy Statement for our 2011 Annual Meeting of Stockholders dated February 23, 2011, or our Proxy Statement, our Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC, including the sections captioned “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Annual Report, the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Quarterly Report, and the information regarding our Directors and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement.  In addition, please see the “Risk Factors” section of our Annual Report for a description of risks which may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Quarterly Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, including our lease agreements, Bridge Loan agreement and form of management agreement and related pooling agreement we have with SNH and our business management and shared services agreement with RMR.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of our borrowings under the Bridge Loan in connection with our acquisition of the assets of three Indiana Communities on September 29, 2011, the related information under “Information Regarding Certain Relationships” and our assumption of the mortgage notes with respect to those three Indiana Communities under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K includes: (i) the Combined Balance Sheets of the Indiana Communities at December 31, 2010 and June 30, 2011 (unaudited); (ii) the Combined Statements of Income of the Indiana Communities for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010 (unaudited); (iii) the Combined Statements of Changes in Owners’ Deficit of the Indiana Communities for the year ended December 31, 2010 and the six months ended June 30, 2011 (unaudited); (iv) the Combined Statements of Cash Flows of the Indiana Communities for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010 (unaudited); and (v) pro forma financial data for us, giving effect to our acquisition of the assets of the Indiana Communities (unaudited).

These historical financial statements and pro forma financial data are not necessarily indicative of the expected results of operations for any future period.  Differences could result from numerous factors, including competition in our business, changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our communities, our ability to control operating expenses, changes in our capital structure and other matters.  Consequently, actual future results are likely to be different than amounts presented in the historical financial statements and pro forma financial data related to these transactions and such differences could be significant.

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(a)                Financial Statements of Businesses Acquired.

Indiana Communities Historical Financial Statements and Unaudited Interim Financial Statements.

Report of Independent Registered Public Accounting Firm	F-1
Combined Balance Sheets at December 31, 2010 and June 30, 2011 (unaudited)	F-2
Combined Statements of Income for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010 (unaudited)	F-3
Combined Statements of Changes in Owners’ Deficit for the year ended December 31, 2010 and the six months ended June 30, 2011 (unaudited)	F-4
Combined Statements of Cash Flows for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010 (unaudited)	F-5
Notes to the Combined Financial Statements	F-6

(b)               Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011	F-11
Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2011	F-12
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2010	F-13
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-14

(d)               Exhibits.

23.1               Consent of Wolf & Company, P.C.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Five Star Quality Care, Inc.:

We have audited the accompanying combined balance sheet of the Indiana Communities (a combination of six senior living communities purchased by Five Star Quality Care, Inc. pursuant to Purchase and Sale Agreements among Five Star Quality Care, Inc. and the owners of the Indiana Communities and further defined in Note 1) as of December 31, 2010, and the related combined statement of income, changes in owners’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Indiana Communities management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Indiana Communities at December 31, 2010 and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

On June 1, 2011, Five Star Quality Care, Inc. closed on the purchase of the assets of two of the Indiana Communities, resulting in a gain of approximately $34.4 million on that date for the sellers.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 30, 2011

INDIANA COMMUNITIES

COMBINED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Cash	$918	$1,974
Due from related parties	5,112	4,435
Accounts receivable, net of allowance of $12 and $2 at June 30, 2011 and December 31, 2010, respectively	113	60
Deferred financing costs, net	520	650
Prepaid expenses and other assets	2,289	2,138
Property and equipment, net	15,240	21,348
	$24,192	$30,605

Liabilities and Owners’ Deficit
Accounts payable	$151	$136
Deferred rent and security deposits	722	1,044
Accrued compensation and benefits	154	314
Mortgage notes payable	27,930	34,852
Accrued real estate taxes	608	767
Accrued management fees, related party	81	893
Other liabilities	403	387
Total liabilities	30,049	38,393

Owners’ deficit	(5,857)	(7,788)
	$24,192	$30,605

See accompanying notes.

INDIANA COMMUNITIES

COMBINED STATEMENTS OF INCOME

(in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010
	(Unaudited)
Revenues:
Resident revenue	$10,204	$10,011	$20,347
Ancillary and other revenue	370	364	744
Total revenues	10,574	10,375	21,091

Expenses:
Senior living wages and benefits	2,121	2,178	4,361
Other senior living operating expenses	3,562	3,303	6,698
Management fees, related party	660	623	2,052
Depreciation	855	857	1,736
Total operating expenses	7,198	6,961	14,847

Operating income	3,376	3,414	6,244

Interest and other expense	(1,706)	(1,293)	(2,577)
Gain on sale of property	34,378	—	—
Net income	$36,048	$2,121	$3,667

See accompanying notes.

INDIANA COMMUNITIES

COMBINED STATEMENTS OF CHANGES IN OWNERS’ DEFICIT

(in thousands)

Balance at January 1, 2010	$(9,320)
Distributions	(3,443)
Contributions	1,308
Net income	3,667
Balance at December 31, 2010	(7,788)
Distributions (unaudited)	(34,737)
Contributions (unaudited)	620
Net income (unaudited)	36,048
Balance at June 30, 2011 (unaudited)	$(5,857)

See accompanying notes.

INDIANA COMMUNITIES

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$36,048	$2,121	$3,667
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	855	857	1,736
Amortization of deferred financing costs	130	16	31
Gain on sale of property	(34,378)	—	—
Changes in assets and liabilities:
Due from related parties	(677)	(1,312)	(1,636)
Accounts receivable	(53)	38	35
Prepaid expenses and other current	(151)	(87)	(218)
Accounts payable, accrued expenses and other liabilities	(1,399)	(584)	(157)
Cash provided by operating activities	375	1,049	3,458

Cash flows from investing activities:
Acquisition of property and equipment	(371)	(249)	(582)
Proceeds from sale of communities, net of cash	39,979	—	—
Cash (used in) provided by investing activities	39,608	(249)	(582)

Cash flow from financing activities:
Repayment of mortgage notes	(6,922)	(404)	(821)
Contributions	620	1,308	1,308
Distributions	(34,737)	(1,736)	(3,443)
Cash used in financing activities	(41,039)	(832)	(2,956)

Net change in cash	(1,056)	(32)	(80)
Cash at beginning of period	1,974	2,054	2,054
Cash at end of period	$918	$2,022	$1,974

Supplemental cash flow information:
Cash paid for interest	$1,625	$1,282	$2,551
Cash paid for taxes	$—	$—	$—

See accompanying notes.

INDIANA COMMUNITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2010 AND

SIX MONTH PERIODS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

(dollars in thousands)

1.  General Information and Summary of Significant Accounting Policies

Residential Care I, L.L.C., Residential Care II, L.L.C., Residential Care III, Inc., Residential Care IV, L.L.C., Residential Care VI, L.L.C. and Residential Care VII, L.L.C. as well as Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C., Riverwalk Garden Homes L.L.C., American Senior Home Care, L.L.C., American Senior Home Care of Ft. Wayne, L.L.C. and E&F Realty Co., L.L.P. (collectively the “Owners”), own and operate senior living communities.  During the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010, the activities of the Owners included the ownership and operation of six senior living communities located in Indiana with approximately 700 independent living apartments and assisted living units (the “Indiana Communities”).  The Indiana Communities were developed between 1993 and 2004.

On March 18, 2011, the Owners entered into three purchase and sale agreements with Five Star Quality Care, Inc. (together with its consolidated subsidiaries, “Five Star”) for the sale of the majority of the assets of the Indiana Communities.  On June 1, 2011, certain of the Owners closed on the sale of the majority of the assets of two of the Indiana Communities to Five Star for an aggregate sales price, excluding closing costs, of approximately $40,360 and recorded a gain on sale of $34,378.  Consequently, these two Indiana Communities are not included in the combined balance sheet as of June 30, 2011 and the results of operations and cash flows of these Indiana Communities are only included through the date prior to purchase, May 31, 2011.  On July 1, 2011, certain of the Owners closed on the sale of the majority of the assets of another of the Indiana Communities for a sales price, excluding closing costs, of approximately $30,400 and on September 29, 2011, certain of the Owners closed on the sale of the majority of the assets of the remaining three Indiana Communities for an aggregate sales price, excluding closing costs, of approximately $52,000, which included the assumption of three mortgage notes by Five Star (see Note 3).  The assets sold to Five Star include land, buildings and improvements, furniture, fixtures, inventory, licenses and permits, files, records, resident agreements, deposits, warranties and other personal property.

Basis of Presentation.  The combined financial statements present the financial position, results of operations and cash flows of the acquired assets of the Indiana Communities.  All intercompany transactions have been eliminated.  The accompanying combined financial statements have been prepared in accordance with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Five Star.

In the opinion of the management of the Indiana Communities (see Note 4), all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of such combined financial statements, have been included in the unaudited combined financial statements as of June 30, 2011 and for the six months ended June 30, 2011 and 2010.  Incentive management fees are recorded at year end and as such no amounts are recorded in the interim statements related to the incentive portion of the management fees.

Subsequent Events Evaluation.  In preparing these combined financial statements, the Indiana Communities evaluated events that occurred through September 30, 2011, the date of issuance of these combined financial statements, for potential recognition or disclosure.

Use of Estimates.  Preparation of these combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that may affect the amounts reported in these combined financial statements and related notes.  Estimates and

INDIANA COMMUNITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2010 AND

SIX MONTH PERIODS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

(dollars in thousands)

assumptions are reviewed periodically, and the effects of changes, if any, are reflected in the financial statements in the period they are determined.  The actual results could differ from these estimates.

Accounts Receivable and Allowance for Doubtful Accounts.  The Indiana Communities record accounts receivable at their estimated net realizable value.  The Indiana Communities estimate allowances for uncollectible amounts based upon factors which include, but are not limited to: the age of the receivable and the terms of the agreements; the residents’, patients’ or third party payers’ stated intent to pay and financial capacity to pay; and other factors which may include the likelihood and cost of litigation.  The Indiana Communities periodically review and revise these estimates based on new information.

Property and Equipment.  Property and equipment is stated at cost.  The Indiana Communities record depreciation on property and equipment on a straight line basis over estimated useful lives of up to 40 years for buildings and land improvements, up to seven years for furniture, fixtures and equipment and up to five years for vehicles.  Management of the Indiana Communities regularly evaluates whether events or changes in circumstances have occurred that could indicate impairment in the value of long lived assets.  If there is an indication that the carrying value of an asset is not recoverable, management determines the amount of the impairment loss, if any, by comparing the historical carrying value of the asset to its estimated fair value.  No impairment losses were recognized during the year ended December 31, 2010 or the six months ended June 30, 2011.

Revenues.  Revenues consist of resident fees and other ancillary service revenues, which are generated primarily from monthly charges for independent and assisted living apartments, and are recognized monthly based on the terms of the resident agreements.

Advance payments received for services are deferred until the services are provided.  Ancillary revenue is generated on a “fee for service” basis for supplemental items requested by residents and the Indiana Communities record revenues when services are provided.

Deferred Financing Costs.  The Indiana Communities capitalize issuance costs related to mortgage notes and amortize the deferred costs over the terms of the respective mortgage notes.  As of December 31, 2010, the Indiana Communities’ cost and accumulated amortization related to deferred financing costs were $897 and $247, respectively, resulting in an unamortized balance of $650.  As of June 30, 2011, the Indiana Communities cost and accumulated amortization related to deferred financing costs were $677 and $157, respectively, resulting in an unamortized balance of $520.

In connection with the sale of the assets of two Indiana Communities on June 1, 2011, the Indiana Communities repaid their underlying mortgage notes payable and amortized the remaining balance of the deferred financing costs for these two communities to interest expense during the six month period ended June 30, 2011.

Fair Value of Financial Instruments.  The Indiana Communities’ financial instruments are limited to cash, accounts receivable, accounts payable and mortgage notes payable.  The fair value of these financial instruments was not materially different from their carrying values at December 31, 2010 and June 30, 2011.  The Indiana Communities estimate the fair values using market quotes when available.

Allocated Costs.  American Senior Communities, Inc. (“ASC”) and Turtle Creek Management, Inc., affiliates of the owners of the Indiana Communities, provide various services to the Indiana Communities and other senior living facilities, including finance, legal, planning and human resources (see Note 4).  The methods of

INDIANA COMMUNITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2010 AND

SIX MONTH PERIODS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

(dollars in thousands)

allocating these centralized costs to the Indiana Communities is based upon, among other things, revenues, assets and headcount.  Management believes the allocation of these costs to be reasonable.

Advertising Costs.  The Indiana Communities expense advertising costs as incurred.  For the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010, the Indiana Communities’ advertising expenses were $721, $354 and $374, respectively.

Income Taxes.  During all periods presented, the Owners were either a limited liability company which is taxed for federal and state income tax purposes as a partnership or a Subchapter S Corporation and, accordingly, no federal or state tax provision has been recorded since all taxable income or loss are allocated on the tax returns of the members or shareholders.

Tax positions taken or expected to be taken in the course of preparing the tax returns of the Indiana Communities, including the position that the Indiana Communities qualify as pass-through entities, are required to be evaluated to determine whether the tax positions will “more-likely-than-not” be sustained by the applicable taxing authorities.  Tax positions not determined to meet a more-likely-than-not threshold would be recorded in the combined financial statements. Interest and penalties related to uncertain tax positions, to the extent charged to the Indiana Communities, would be charged to operating expense in the year incurred. The Indiana Communities did not provide for any uncertain tax positions for the year ended December 31, 2010 or the six months ended June 30, 2011 or June 30, 2010. The Indiana Communities tax returns are subject to examination for varying periods, but generally from and including 2007. The Indiana Communities have not been notified of any returns being currently examined by taxing authorities.

2.  Property and Equipment

Property and equipment, at cost, consists of the following:

	June 30, 2011	December 31, 2010
	(Unaudited)
Land	$1,674	$2,704
Buildings and improvements	23,085	31,157
Furniture, fixtures and equipment	4,188	6,011
Vehicles	249	359
Construction in progress	3	11
	29,199	40,242
Accumulated depreciation	(13,959)	(18,894)
	$15,240	$21,348

3.  Mortgage Notes Payable

At December 31, 2010, each of the Indiana Communities was encumbered by a mortgage note.  The balance outstanding on these six notes aggregated $34,852 at December 31, 2010.  These mortgages contain standard mortgage covenants.  The weighted average interest rate on these notes at December 31, 2010 was 7.02%.  Payments of principal and interest are due monthly until maturities at varying dates ranging from October 2011 to May 2046.  The Owners believe that they and the Indiana Communities were in compliance with all applicable covenants under these mortgages.  Mortgage interest expense and other associated costs were $2,577, $1,706 and $1,293 for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010, respectively.

INDIANA COMMUNITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2010 AND

SIX MONTH PERIODS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

(dollars in thousands)

On June 1, 2011, in connection with the sale of the assets of two of the Indiana Communities, the respective underlying mortgage note of each of these communities was prepaid for a total principal payment of $6,509 and $469 in prepayment penalties were paid in connection with those prepayments.  On July 1, 2011, in connection with the sale of the assets of an additional Indiana Community, the underlying mortgage note of this community was prepaid for a total principal payment of $8,534 and $426 in prepayment penalties were paid in connection with that prepayment.  On September 29, 2011, in connection with the sale of the assets of the remaining three Indiana Communities, Five Star assumed the respective underlying mortgage notes of each of these communities.

4.  Management Agreement and Related Party Transactions

The Indiana Communities are managed by Turtle Creek Management, Inc. and ASC, affiliates of the owners of the Indiana Communities, for management fees equal to 1% and 5%, respectively, of residential and miscellaneous collections.  ASC also earns an incentive management fee based on pre-determined performance baselines of net operating income and minimum returns on invested capital, as defined in the underlying agreements.  During the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010, the Indiana Communities recognized management fees expense of $2,052, $660 and $623, respectively.  Included in other current liabilities at December 31, 2010 and June 30, 2011 is $893 and $81, respectively, of accrued management fees.

Amounts due from related parties at December 31, 2010 and June 30, 2011 of $4,435 and $5,112, respectively, consist of cash balances held by ASC and Turtle Creek Management, Inc. and allocated to the Indiana Communities as part of the Indiana Communities overall cash management program.  These advances are unsecured and non-interest bearing.

5.  Benefit Plan

Employees of the Indiana Communities are eligible to participate in a 401(k) benefit plan.  The plan allows participants to make elective pre-tax contributions from their annual salary, up to the maximum allowed by law.  A certain amount of contributions made by employees of the Indiana Communities are eligible for matching contributions.  The Indiana Communities’ contributions to this plan included in senior living wages and benefits expense were $72, $37 and $37 for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010, respectively.

6.  Owners’ Deficit

Each owner contributes capital to their respective Indiana Community in accordance with each of the operating agreements of each community.  From time to time the owners of each Indiana Community determine to what extent cash on hand exceeds its current and anticipated operating needs and if such an excess exists distribute to the owners, in proportion to their respective percentage ownership interest, an amount in cash equal to that excess.  Each owner distributed to its members cash in amount equal to that owner’s proportionate ownership share of estimated net taxable income.  Additional distributions were also made according to each owner’s proportionate ownership interest.

FIVE STAR QUALITY CARE, INC.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are based on the historical combined financial statements of the Indiana Communities included in this Current Report on Form 8-K, and on our historical consolidated financial statements as adjusted to give effect to our acquisition of the assets of the Indiana Communities.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 reflects our financial position as if our acquisition of the assets of the four Indiana Communities we acquired after June 30, 2011 and related transactions were completed on June 30, 2011.  The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2011 and the year ended December 31, 2010 present our results of operations as if our acquisition of the assets of the Indiana Communities and related transactions and our public offering of $11.5 million shares of our common stock which we completed in June 2011 (the “Public Offering”) were completed on January 1, 2011 and January 1, 2010, respectively.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the six months ended June 30, 2011, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, our financial statements for the year ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the other financial statements included in Item 9.01(a) of this Current Report on Form 8-K.

The unaudited pro forma balance sheet as of June 30, 2011 gives effect to the following transactions as if they had occurred on June 30, 2011: (i) our acquisition of the assets of the four Indiana Communities we completed after June 30, 2011; (ii) our assumption of $19.3 million of mortgage notes with respect to three of those Indiana Communities; (iii) our borrowing of $39.0 million under a bridge loan (“the Bridge Loan”) from SNH in connection with our acquisition of the assets of those four Indiana Communities; and (iv) our assumption of net working capital liabilities of those Indiana Communities.  The unaudited pro forma statements of income for the six months ended June 30, 2011 and the year ended December 31, 2010 give effect to the following transactions as if they had occurred as of January 1, 2011 and January 1, 2010, respectively: (i) our acquisition of the assets of the six Indiana Communities; (ii) our assumption of $19.3 million of mortgage notes with respect to three of the Indiana Communities; (iii) our net borrowings of $48.0 million under the Bridge Loan in connection with our acquisition of the assets of these Indiana Communities; (iv) our assumption of net working capital liabilities of the Indiana Communities; and (v) the Public Offering, which raised net proceeds of approximately $54.1 million.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of our financial position or our results of operations for any future period.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.  Differences could result from numerous factors, including competition in our business, changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our communities, our ability to control operating expenses, changes in our capital structure and other matters.  Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

The allocation of the purchase price of the Indiana Communities reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in these unaudited pro forma financial statements.

FIVE STAR QUALITY CARE, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2011

(in thousands)

	Historical	Indiana Communities (A)	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$43,158	$(15,879)	$27,279
Investments in available for sale securities and restricted cash	24,026	—	24,026
Accounts receivable, net	63,031	—	63,031
Prepaid expenses, other current assets and assets of discontinued operations	29,941	34	29,975
Total current assets	160,156	(15,845)	144,311

Property and equipment, net	273,208	83,240	356,448
Acquisition deposits	7,509	(7,500)	9
Other long term assets	40,678	—	40,678
	$481,551	$59,895	$541,446

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$41,016	$416	$41,432
Accrued compensation and benefits	46,882	—	46,882
Accrued real estate taxes and security deposit liability	20,862	379	21,241
Due to affiliate, liabilities of discontinued operations and other current liabilities	42,093	—	42,093
Bridge Loan	9,000	39,000	48,000
Mortgage notes payable	321	682	1,003
Total current liabilities	160,174	40,477	200,651

Long term liabilities:
Mortgage notes payable	19,614	19,418	39,032
Convertible senior notes	37,282	—	37,282
Other long term liabilities	34,852	—	34,852
Total long term liabilities	91,748	19,418	111,166

Total shareholders’ equity	229,629	—	229,629
	$481,551	$59,895	$541,446

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIVE STAR QUALITY CARE, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Six Months Ended June 30, 2011

(in thousands, except per share amounts)

	Historical	Indiana Communities (B)	Adjustments		Pro forma
Revenues:
Senior living revenue	$529,445	$10,574	$—		$540,019
Hospital revenue	51,962	—	—		51,962
Pharmacy revenue	38,910	—	—		38,910
Management fee revenue	587	—	—		587
Total revenues	620,904	10,574	—		631,478

Operating expenses:
Senior living wages and benefits	263,907	2,121	—		266,028
Other senior living operating expenses	124,390	3,562	—		127,952
Costs incurred on behalf of managed communities	562	—	—		562
Hospital expenses	47,498	—	—		47,498
Pharmacy expenses	37,531	—	—		37,531
Rent expense	95,665	—	—		95,665
General and administrative	27,824	660	(597	)(C)	27,887
Depreciation and amortization	8,931	855	1,233	(D)	11,019
Total operating expenses	606,308	7,198	636		614,142

Operating income	14,596	3,376	(636)		17,336
Interest and other income	649	—	—		649
Interest and other expense	(1,371)	(1,706)	288	(E)	(2,789)
Acquisition related costs	(1,304)	—	—		(1,304)
Equity in income of Affiliates Insurance Company	83	—	—		83
Gain on sale of available for sale securities and extinguishment of debt	128	—	—		128
Income from continuing operations before income taxes	12,781	1,670	(348)		14,103
Provision for income taxes	(820)	—	(109	)(F)	(929)

Income from continuing operations	$11,961	$1,670	$(457)		$13,174

Weighted average shares outstanding - basic	36,602		10,927	(G)	47,529

Weighted average shares outstanding - diluted	39,481		10,927	(G)	50,408

Basic income per share from continuing operations	$0.33				$0.28
Diluted income per share from continuing operations	$0.32				$0.27

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIVE STAR QUALITY CARE, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2010

(in thousands, except per share amounts)

	Historical	Indiana Communities (H)	Adjustments		Pro forma
Revenues:
Senior living revenue	$1,061,402	$21,091	$—		$1,082,493
Hospital revenue	100,041	—	—		100,041
Pharmacy revenue	79,285	—	—		79,285
Total revenues	1,240,728	21,091	—		1,261,819

Operating expenses:
Senior living wages and benefits	532,118	4,361	—		536,479
Other senior living operating expenses	252,432	6,698	—		259,130
Hospital expenses	92,190	—	—		92,190
Pharmacy expenses	77,552	—	—		77,552
Rent expense	188,380	—	—		188,380
General and administrative	55,486	2,052	(1,925	)(I)	55,613
Depreciation and amortization	16,802	1,736	2,797	(J)	21,335
Total operating expenses	1,214,960	14,847	872		1,230,679

Operating income	25,768	6,244	(872)		31,140
Interest and other income	1,820	—	—		1,820
Interest and other expense	(3,045)	(2,577)	(294	)(K)	(5,916)
Equity in income of Affiliates Insurance Company	(1)	—	—		(1)
Gain on investments in trading securities	4,856	—	—		4,856
Loss on put right related to auction rate securities	(4,714)	—	—		(4,714)
Gain on sale of available for sale securities and extinguishment of debt	1,525	—	—		1,525
Income from continuing operations before income taxes	26,209	3,667	(1,166)		28,710
Provision for income taxes	(1,448)	—	(145	)(L)	(1,593)

Income from continuing operations	$24,761	$3,667	$(1,311)		$27,117

Weighted average shares outstanding - basic	35,736		11,500	(M)	47,236

Weighted average shares outstanding - diluted	39,207		11,500	(M)	50,707

Basic income per share from continuing operations	$0.69				$0.57
Diluted income per share from continuing operations	$0.67				$0.57

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)                        Represents the effects of our acquisitions of the assets of the four Indiana Communities we completed after June 30, 2011 for an aggregate purchase price, excluding closing costs, of $82,400.  We funded these acquisitions with $39,000 of borrowings under the Bridge Loan, by assuming mortgage notes of $19,260 secured by three of these Indiana Communities, by assuming net working capital liabilities of those Indiana Communities and with cash on hand, including the proceeds of the Public Offering.

We recorded a mortgage premium in connection with our assumption of the three mortgage notes in order to record the assumed mortgage notes at their estimated fair value.

Principal amount of mortgage notes assumed	$19,260
Mortgage premium	840
Fair value of the assumed mortage notes	$20,100

We allocated the aggregate purchase price to the estimated fair values of the assets we acquired and the mortgage notes we assumed as follows:

Land	$1,118
Building	73,154
Furnitures, fixtures and equipment	8,968
83,240
Mortgage premium	(840)
82,400

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Six Months Ended June 30, 2011

(B)       Represents the historical revenues and operating expenses for (1) the six months ended June 30, 2011 for the assets of the four Indiana Communities we acquired subsequent to June 30, 2011 and (2) for the period between January 1, 2011 and May 31, 2011 prior to our acquisition of the assets of the two Indiana Communities we acquired on June 1, 2011.  The historical revenues and operating expenses adjustment does not include the Owners’ gain on the sale of the two Indiana Communities we acquired on June 1, 2011.

(C)       Represents the elimination of historically incurred management fees of the Indiana Communities and the addition of our business management and shared services fee under our business management and shared services agreement with Reit Management & Research LLC (the “Business Management Agreement”), applicable to the operations of the Indiana Communities, calculated as follows:

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Elimination of historical amounts		$(660)
Business management and shared service fee:
Pro forma revenues	$10,574
Contract rate	0.6%	63
Total adjustment		$(597)

(D)      Represents the elimination of historical depreciation and amortization expense relating to the Indiana Communities and the addition of our estimated depreciation expense based on the purchase price and our estimated useful lives of 7-40 years, calculated as follows:

Elimination of historical amounts	$(855)
Our depreciation on properties acquired subsequent to June 30, 2011:
Building depreciation (40 yrs)	914
Equipment depreciation (7 yrs)	581
Additional 2011 depreciation on properties acquired prior to June 30, 2011:
Building depreciation (40 yrs)	363
Equipment depreciation (7 yrs)	230
Total adjustment	$1,233

(E)       Represents the elimination of certain historical interest and other associated expenses related to the Indiana Communities for the indebtedness not assumed by us.  The adjustment also reflects interest expense related to the Indiana Communities funded with borrowings under the Bridge Loan at our current borrowing rate of 2.8% per annum, as if these transactions occurred on January 1, 2011.  The interest expense adjustment is calculated as follows:

Elimination of historical amounts	$(1,706)
Our interest:
Interest expense on assumed mortgage notes	692
Amortization of mortgage premium	54
Interest expense on $48,000 related to proceeds of our Bridge Loan at an annual rate of 2.8%	672
Total adjustment	$(288)

(F)                     The pro forma tax provision is based on a blended effective federal and state income tax rate of 8.25%.

(G)       In June 2011, we issued 11,500,000 of our common shares in the Public Offering, raising net proceeds of approximately $54,138.  We used proceeds from the Public Offering to repay outstanding borrowings under the Bridge Loan and subsequently to fund a portion of the cash purchase price of the assets of the Indiana Communities we acquired after June 30, 2011.  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the six months ended June 30, 2011, as if the Public Offering occurred on January 1, 2011.

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2010

(H)      Represents the historical revenues and operating expenses for the year ended December 31, 2010 of the Indiana Communities.

(I)        Represents the elimination of historically incurred management fee of the Indiana Communities and the addition of our business management and shared services fee under the Business Management Agreement applicable to the operations, calculated as follows:

Elimination of historical amounts		$(2,052)
Business management and shared service fee:
Pro forma revenues	$21,091
Contract rate	0.6%	127
Total adjustment		$(1,925)

(J)      Represents the elimination of historical depreciation and amortization expense relating to the Indiana Communities and the addition of our estimated depreciation expense for the Indiana Communities based on the purchase price and our estimated useful lives of 7-40 years, calculated as follows:

Elimination of historical amounts	$(1,736)
Our depreciation:
Building depreciation (40 yrs)	2,699
Equipment depreciation (7 yrs)	1,834
Total adjustment	$2,797

(K)      Represents the elimination of certain historical interest and other associated expenses related to the Indiana Communities for the indebtedness not assumed by us.  The adjustment also reflects interest expense related to borrowings under the Bridge Loan used to fund a portion of the purchase price of the Indiana Communities at our current borrowing rate of 2.8% per annum as if these transactions occurred on January 1, 2010. The interest expense adjustment is calculated as follows:

Elimination of historical amounts	$(2,577)
Our interest:
Interest expense on assumed mortgage notes	1,419
Amortization of mortgage premium	108
Interest expense on $48,000 related to proceeds of our Bridge Loan at an annual rate of 2.8%	1,344
Total adjustment	$294

(L)                     The pro forma tax provision is based on a blended effective federal and state income tax rate of 5.8%.

(M)                In June 2011, we issued 11,500,000 of our common shares in the Public Offering, raising net proceeds of approximately $54,138.  We used proceeds from the Public Offering to repay outstanding borrowings under the Bridge Loan and subsequently to fund a portion of the cash

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

purchase price of the assets of the Indiana Communities we acquired after June 30, 2011.  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2010, as if the Public Offering occurred on January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  October 3, 2011